As filed with the Securities and Exchange Commission on January 13, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COTHERIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3513144
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5000 Shoreline Court, Suite 101

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

COTHERIX, INC.

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

(Full title of the Plans)

DONALD J. SANTEL

Chief Executive Officer

COTHERIX, INC.

5000 Shoreline Court, Suite 101

South San Francisco, California 94080

(Name and address of agent for service)

(650) 808-6500

(Telephone number, including area code, of agent for service)

With a Copy to:

John W. Campbell, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value, to be issued pursuant to the CoTherix, Inc. 2004 Equity Incentive Plan	531,765 shares	$11.06	$5,881,321	$629.30
Common Stock, $.001 par value, to be issued pursuant to the CoTherix, Inc. 2004 Employee Stock Purchase Plan	159,529 shares	$11.06	$1,764,391	$188.79

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of CoTherix, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of CoTherix, Inc. on January 10, 2006.

PART I

Information Required in the Section 10(A) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “1933 Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II below), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

CoTherix, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Annual Report”) for the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 11, 2004, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

As permitted by Section 145 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Directors are not indemnified for liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derived any improper personal benefit, or as otherwise prohibited by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. No indemnity pursuant to indemnification agreements shall be provided by the Registrant for damages that have been paid directly to or on behalf of the officer or director by an insurance policy or indemnity provision, for an accounting of profits made from the purchase and sale (or sale and purchase) by the officer or director of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, or for which payment is prohibited by law. The Registrant also maintains directors’ and officers’ liability insurance to insure such persons against certain liabilities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	2004 Equity Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113521), as originally filed on March 11, 2004, and incorporated herein by reference).

4.2	2004 Equity Incentive Plan Form of Stock Option Agreement (filed as Exhibit 10.24 to the Registrant’s Current Report on Form 8-K (File No. 000-50794), filed on March 17, 2005 and incorporated herein by reference).

4.3	2004 Equity Incentive Plan Form of Stock Option Agreement for Non-Employee Directors.

4.4	2004 Employee Stock Purchase Plan (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-113521), as originally filed on March 11, 2004, as amended, and incorporated herein by reference).

5.1	Opinion and consent of Morrison & Foerster, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP is contained in Exhibit 5.1.

24	Power of Attorney (see page II-3 of this Registration Statement).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this thirteenth day of January, 2006.

COTHERIX, INC.

By:	/s/ Donald J. Santel
Donald J. Santel
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of CoTherix, Inc., a Delaware corporation, do hereby constitute and appoint Christine E. Gray-Smith and Donald J. Santel, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald J. Santel Donald J. Santel	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2006

/s/ Christine E. Gray-Smith Christine E. Gray-Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 13, 2006

Signature	Title	Date
/s/ Robert B. Chess Robert B. Chess	Director	January 13, 2006

/s/ Bradford S. Goodwin Bradford S. Goodwin	Chairman of the Board	January 13, 2006

/s/ David W. Gryska David W. Gryska	Director	January 13, 2006

/s/ James L. Healy James L. Healy, M.D., PhD.	Director	January 13, 2006

/s/ Daniel S. Janney Daniel S. Janney	Director	January 13, 2006

/s/ Nicholas J. Simon III Nicholas J. Simon III	Director	January 13, 2006

/s/ Howard B. Rosen Howard B. Rosen	Director	January 13, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	2004 Equity Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113521), as originally filed on March 11, 2004, and incorporated herein by reference).

4.2	2004 Equity Incentive Plan Form of Stock Option Agreement (filed as Exhibit 10.24 to the Registrant’s Current Report on Form 8-K (File No. 000-50794), filed on March 17, 2005 and incorporated herein by reference).

4.3	2004 Equity Incentive Plan Form of Stock Option Agreement for Non-Employee Directors.

4.4	2004 Employee Stock Purchase Plan (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-113521), as originally filed on March 11, 2004, as amended and incorporated herein by reference).

5.1	Opinion and consent of Morrison & Foerster, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP is contained in Exhibit 5.1.

24	Power of Attorney (see page II-3 of this Registration Statement).